Exhibit 10.1
EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is dated as of November 14, 2025, by and among ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), Antara Capital LP (“Antara Capital” and, together with any investment funds advised, managed or controlled by the foregoing and, in each case (whether individually or as a group), affiliates of any of the foregoing, collectively, “Antara”), and the parties set forth on Schedule A hereto (each an “Exchanging Creditor” and collectively, the “Exchanging Creditors”). Any reference herein to “party” or “parties” shall mean the parties hereto.

WHEREAS, each Exchanging Creditor is a holder of the Company’s 7.00% / 8.50% Convertible Senior PIK Toggle Notes due 2028, issued pursuant to that certain Indenture dated as of April 12, 2022, as amended and supplemented by that certain First Supplemental Indenture dated as of October 24, 2023 (collectively, the “Indenture” and the notes issued pursuant thereto, the “Notes”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, as of the closing of the Exchange (as defined below) (the “Closing”), (i) each Exchanging Creditor desires to subscribe for, and the Company desires to issue warrants in the form attached hereto as Exhibit A (the “Warrants”) to purchase a number of shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”) as set forth opposite each Exchanging Creditor’s name on Schedule B hereto, (ii) the Company desires to issue to each Exchanging Creditor in the amount set forth opposite each Exchanging Creditor’s name on Schedule B hereto an amount of indebtedness pursuant to the credit and security agreement in the form attached hereto as Exhibit B (the “New Credit Agreement”), and (iii) the Company desires to pay (or cause to be paid) to each Exchanging Creditor cash in immediately available funds (the “Cash Consideration”) in the amount set forth opposite each Exchanging Creditor’s name on Schedule B hereto, collectively in exchange for the full and final satisfaction, settlement, discharge and release of all claims under, arising from, or related to the amounts set forth on Schedule B with respect to the obligations of the Company under the Notes held by the Exchanging Creditors (the “Exchanged Notes”), leaving $11,329,955 in principal amount (including any Capitalized Principal Amount (as defined in the Indenture) thereon) of Notes outstanding, in full force and effect in accordance with their terms (the “Remaining Notes”); and

WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, each Exchanging Creditor and the Company will enter into a stock restriction and voting support agreement in the form attached as Exhibit C hereto (the “Stock Restriction Agreement”) and the registration rights agreement in the form attached as Exhibit D hereto (the “Registration Rights Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, Antara and the Exchanging Creditors agree as follows:

Article I.
DEFINITIONS
1.1Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.
“Agreement” shall have the meaning ascribed to such term in the recitals.
“Antara” shall have the meaning ascribed to such term in the recitals.
“Antara Capital” shall have the meaning ascribed to such term in the recitals.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York or in the State of California are authorized or required by Law to remain closed.
“Cash Consideration” shall have the meaning ascribed to such term in the recitals.
“Claims” shall mean any and all claims, cross-claims, counterclaims, commitments, proceedings, demands, obligations, debts, damages, losses, judgments, orders, costs, expenses, actions, causes of action (whether class, derivative or individual in nature), controversies, defenses, offsets, liens, indemnities, guaranties, remedies, liabilities, suits, demands, or judgments against a Released Party, including, without limitation, any debt arising in any way in connection with any acts of a Released Party, of any kind and nature, whether imposed by agreement, understanding, Law, equity or otherwise, which arose or have arisen prior to the Closing Date of whatever kind, type, nature or description, whether known or unknown, suspected or unexpected, foreseen or unforeseen, asserted or unasserted, direct or indirect, contingent or fixed, matured or unmatured, secured or unsecured, disputed or undisputed.
“Company” shall have the meaning ascribed to such term in the recitals.
“Closing” shall have the meaning ascribed to such term in the recitals.
“Closing Date” shall have the meaning ascribed to such term in Section 2.2.
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” shall have the meaning ascribed to that term in the recitals.
“Company Released Claims” shall have the meaning ascribed to such term in Section 4.4(b).

“Company Released Parties” shall have the meaning ascribed to such term in Section 4.4(b).
“Company Releasing Parties” shall have the meaning ascribed to such term in Section 4.4(a).
“Disqualification Event” shall have the meaning ascribed to such term in Section 3.2(b).
“Enforceability Exceptions” shall have the meaning ascribed to such term in Section 3.1(b).
“Exchange” shall have the meaning ascribed to such term in Section 2.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchanged Notes” shall have the meaning ascribed to such term in the recitals.
“Exchanging Creditor” shall have the meaning ascribed to such term in the recitals.
“Exchanging Creditor Released Claims” shall have the meaning ascribed to such term in Section 4.4(a).
“Exchanging Creditor Released Party” shall have the meaning ascribed to such term in Section 4.4(a).
“Exchanging Creditor Releasing Party” shall have the meaning ascribed to such term in Section 4.4(b).
“Indenture” shall have the meaning ascribed to such term in the recitals.
“Law” means any statute, federal, state, local or non-U.S. law (including common law), ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment or decree of any governmental authority.
“Most Recent SEC Reports” means the Company’s most recent annual report on Form 10-K filed with the Commission on March 28, 2025 and all subsequent SEC Reports.
“New Credit Agreement” shall have the meaning ascribed to such term in the recitals.
“Non-Recourse Party” shall have the meaning ascribed to such term in Section 5.1.

“Notes” shall have the meaning ascribed to such term in the recitals.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Proceeding” means an action, claim, suit, notice of violation, investigation or proceeding, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).
“Registration Rights Agreement” shall have the meaning ascribed to such term in the recitals.
“Related Parties” with regards to any party hereto means, collectively, current, future, and former officers, directors, managers, members, equity holders (regardless of whether such equity interests are held directly or indirectly), affiliated investment funds or investment vehicles, predecessors, successors, assigns, subsidiaries, affiliates, managed accounts or funds, partners, limited partners, general partners, principals, management companies, fund advisors, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each acting in such capacity.
“Released Claims” means, together, the Exchanging Creditor Released Claims and Company Released Claims.
“Released Party” means, together, the Exchanging Creditor Released Parties and the Company Released Parties.
“Releasing Party” means, together, the Exchanging Creditor Releasing Parties and the Company Releasing Parties.
“Remaining Notes” has the meaning ascribed to such term in the recitals.
“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.
“Rule 506(d) Related Party” shall have the meaning ascribed to such term in Section 3.2(b).
“SEC Reports” means, collectively, all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein.
“Securities” means the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Stock Restriction Agreement” shall have the meaning ascribed to such term in the recitals.
“Subsidiary” means any subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.
“Transaction Documents” means this Agreement, the Stock Restriction Agreement, the Warrants, the Registration Rights Agreement, the New Credit Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Transfer Agent” means Continental Stock Transfer & Trust Company and any successor transfer agent of the Company.
“Unknown Claims” shall have the meaning ascribed to such term in Section 4.4(c).
“Warrant Shares” shall have the meaning ascribed to such term in the recitals.
“Warrants” shall have the meaning ascribed to such term in the recitals.
Article II.
EXCHANGE
2.1Exchange.
(a)On the terms and subject to the conditions of this Agreement and in reliance upon the representations, warranties and agreements contained herein, at the Closing, (i) each Exchanging Creditor hereby subscribes for, and the Company hereby issues to each Exchanging Creditor, the Warrants to purchase the number of Warrant Shares set forth opposite such Exchanging Creditor’s name on Schedule B hereto, (ii) the Company shall issue to each Exchanging Creditor, pursuant to the New Credit Agreement, the indebtedness contemplated thereby in the amount set forth opposite each Exchanging Creditor’s name on Schedule B hereto, and (iii) the Company shall pay (or cause to be paid) to each Exchanging Creditor Cash Consideration in the amount set forth opposite each Exchanging Creditor’s name on Schedule B hereto, collectively in exchange for (x) the full and final satisfaction, settlement, discharge and release of all Claims under, arising from, or related to the amounts set forth on Schedule B with respect to the Exchanged Notes, (y) the pay down and termination contemplated by Section 2.1(b), and (z) the release of the Company from any and all obligations and liability contemplated by Section 4.4. The actions described in this Section 2.1(a), collectively, are referred to as the “Exchange”. The Company shall record such issuances on its books and records as of the Closing Date.
(b)In connection with the Exchange, the Company shall repay (or cause to be repaid) all existing third-party indebtedness for borrowed money of the Company and its

Subsidiaries under the Revolving Credit Agreement dated as of July 27, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) and terminate all related commitments, guaranties and security interests related thereto.
(c)For the avoidance of doubt, the parties acknowledge that, following the Closing, the Remaining Notes shall continue by their terms in full force and effect and the Company hereby acknowledges and agrees that all of the obligations of the Company and the Subsidiaries (if applicable) under the Notes and the Indenture, in each case with respect to the Remaining Notes, shall remain in full force and effect.
2.2Closing Date. The Closing shall occur on the date hereof (the “Closing Date”), upon the terms set forth herein, concurrently with the execution and delivery of this Agreement by the parties hereto. The Closing shall occur virtually by the exchange of signature pages.
2.3Deliveries.
(a)On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Exchanging Creditor the following:
(i)this Agreement, duly executed by the Company;
(ii)the Warrants to be issued to such Exchanging Creditor (or such Exchanging Creditor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Exchanging Creditor in accordance with instructions provided by such Exchanging Creditor at least two Business Days prior to the Closing Date, exercisable for a number of Warrant Shares as set forth on Schedule B;
(iii)a Stock Restriction Agreement, duly executed by the Company;
(iv)the Registration Rights Agreement, duly executed by the Company;
(v)interests under the New Credit Agreement for such Exchanging Creditor; and
(vi)the Cash Consideration for such Exchanging Creditor as set forth on Schedule B by wire transfer of immediately available funds to such Exchanging Creditor in accordance with the closing memorandum or flow of funds prepared by the Company in consultation with Antara Capital and finalized at least two Business Days prior to the Closing Date.
(b)On or prior to the Closing Date, each Exchanging Creditor shall deliver or cause to be delivered to the Company the following:
(i)this Agreement, duly executed by such Exchanging Creditor;
(ii)a Stock Restriction Agreement, duly executed by such Exchanging Creditor, other than Citigroup Global Markets Inc.;
(iii)the Registration Rights Agreement, duly executed by such Exchanging Creditor, other than Citigroup Global Markets Inc.; and

(iv)evidence reasonably satisfactory to the Company that the Exchanged Notes have been duly delivered to the trustee for the Exchanged Notes (or its designated agent) for cancellation via posting of a one-sided DWAC withdrawal request at DTC.
(c)On or prior to the Closing Date, Antara Capital shall deliver or cause to be delivered to the Company the following:
(i)this Agreement, duly executed by Antara Capital.
Article III.
REPRESENTATIONS AND WARRANTIES
3.1Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Exchanging Creditors as of the Closing:
(a)Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.
(b)Power and Authority. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.
(c)Authorization; Enforcement. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company in accordance with all applicable Laws. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof and assuming the due authorization, execution and delivery by the other parties hereto and thereto, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law ((i)-(iii) together, the “Enforceability Exceptions”).
(d)Issuance of the Warrant Shares. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Warrants against full payment therefor in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non-assessable and will be free and clear of any leans or other restrictions (other than those as provided in the Transaction Documents or restrictions on transfer under applicable state and federal securities Laws). Subject to the accuracy of the representations and warranties of the Exchanging Creditors set forth in Section 3.2, the offer and issuance by the Company of the Securities to the Existing Creditors are exempt from registration under the Securities Act.
3.2Representations and Warranties of the Exchanging Creditors. Each Exchanging Creditor, severally for itself and not jointly with any other Exchanging Creditor, hereby represents and warrants to the Company as of the date of this Agreement and the Closing Date as follows:
(a)Organization; Authority. Such Exchanging Creditor is an entity duly incorporated or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation with the requisite right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents and performance by such Exchanging Creditor of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Exchanging Creditor and no further consent or authorization of such Exchanging Creditor, its equity holders or governing body is required. This Agreement and each other Transaction Document to which it is a party has been duly executed by such Exchanging Creditor, and when delivered by such Exchanging Creditor in accordance with the terms hereof and thereof, will constitute the valid and legally binding obligation of such Exchanging Creditor, enforceable against it in accordance with its terms, except as limited by the Enforceability Exceptions.
(b)Investment Representations and Warranties. Such Exchanging Creditor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Laws and is acquiring such Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Laws, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities Laws, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities Laws (this representation and warranty is not limiting the Exchanging Creditor’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities Laws). Such Exchanging Creditor hereby represents and warrants that, as of the date of this Agreement, it is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Company’s securities. Such Exchanging Creditor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c). Such Exchanging Creditor understands and agrees that the offering and sale of the Securities has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. To the extent such Exchanging Creditor is one of the covered persons identified in Rule 506(d)(1), the such Exchanging Creditor represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the such Exchanging Creditor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Such Exchanging Creditor hereby agrees that it shall notify the Company promptly in writing in the event a

Disqualification Event becomes applicable to such Exchanging Creditor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.
(c)Securities Not Registered; Legends. Such Exchanging Creditor acknowledges and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of such Exchanging Creditor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Exchanging Creditor further acknowledges that the Company is a former special purpose acquisition company and that the availability of the safe harbor provided by Rule 144 under the Securities Act with respect to the resale of restricted securities of the Company issuable pursuant to this Agreement is accordingly subject to the provisions of Section 144(i)(2). Such Exchanging Creditor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. Such Exchanging Creditor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Securities or made any findings or determination as to the fairness of this investment.
(d)Such Exchanging Creditor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance, in addition to any legends required by the Stock Restriction Agreement:
(e)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH

FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).”
(f)In addition, the Securities may contain a legend regarding affiliate status of such Exchanging Creditor, if applicable.
(g)Experience of Such Exchanging Creditor. Such Exchanging Creditor has such knowledge, sophistication and experience in relevant business and financial matters so as to be capable of evaluating the merits and risks and benefits of the Exchange, and has so evaluated the merits and risks of the Exchange. Such Exchanging Creditor has no need for liquidity in the investments contemplated by the Exchange, is able to bear the economic risk of such investments for an indefinite period of time and is able to afford a complete loss of such investments. Such Exchanging Creditor is aware that the investments contemplated by the Exchange are highly speculative and subject to substantial risks because, among other things, (a) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and (b) it may suffer a loss of a portion or all of any such investment. Such Exchanging Creditor understands that the Securities may not be resold unless they are registered under the Securities Act and any applicable state securities Laws or unless an exemption from such registration is available, that the availability of an exemption may depend on factors over which the Company has no control, and that unless so registered or exempt from registration the Securities may be required to be held for an indefinite period.
(h)Access to Information. Such Exchanging Creditor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Most Recent SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company, in connection therewith to its full satisfaction; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the Exchange; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Exchange. Such Exchanging Creditor has received all the information it considers necessary or appropriate for deciding whether to consummate the Exchange, including its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated hereby and such Exchanging Creditor has not relied on the Company or its legal counsel or other advisors for legal, tax or accounting advice in connection with the transactions contemplated hereby. Such Exchanging Creditor acknowledges that the terms set forth in the Transaction Documents, including with respect to the Exchange, are the result of independent arm’s length negotiations between such Exchanging Creditor and the Company.
(i)Confidentiality. Other than to other Persons party to this Agreement or to such Exchanging Creditor’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Exchanging Creditor has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated hereby (including the existence and terms of the transactions contemplated hereby).

(j)Ownership. Such Exchanging Creditor is the sole legal and beneficial owner of the Exchanged Notes and the Exchanged Notes are free and clear of any Lien or other adverse claim, other than restrictions on transfer under federal and state securities Laws.
(k)Non-Reliance; No Additional Representations. Such Exchanging Creditor acknowledges and agrees that (i) such Exchanging Creditor has not relied on any express or implied representation or warranty or advice of any nature made by or on behalf of the Company, any Subsidiary or any other Person in determining to enter into this Agreement, the other Transaction Documents or the Exchange, whether in writing or orally, (ii) no officer, director, manager, stockholder, agent, Affiliate, advisor, representative or employee of the Company, any Subsidiary or any other Person is making any representation or warranty with respect to the information provided to such Exchanging Creditor or otherwise in connection with this Agreement, the other Transaction Documents or the Exchange, (iii) none of the Company, any Subsidiary or any other Person has any obligation to disclose any information regarding the Company or the Subsidiaries, and (iv) no other Person shall have or be subject to any liability to such Exchanging Creditor or any other Person resulting from the distribution to such Exchanging Creditor, or such Exchanging Creditor’s use of, any such information, including any information, documents or material made available to such Exchanging Creditor in any physical or electronic “data rooms”, management presentations or in any other form in expectation of the transactions contemplated by this Agreement or the other Transaction Documents. Without limiting the generality of the foregoing, such Exchanging Creditor acknowledges that none of the Company, any Subsidiary or any other Person has made any representation or warranty, express or implied, as to the financial projections, forecasts, cost estimates and other predictions relating to the Company and the Subsidiaries delivered or made available to such Exchanging Creditor, if applicable, or as to the probable success or profitability of the Company or the Subsidiaries.
Article IV.
OTHER AGREEMENTS OF THE PARTIES
4.1Securities Laws Disclosure; Publicity. The Exchanging Creditors and the Company acknowledge and agree that the Company shall file a Current Report on Form 8-K, with the Commission within the time required by the Exchange Act, with respect to the transactions contemplated by this Agreement and the other Transaction Documents.
4.2Confidentiality. Each party hereto covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 8-K described in Section 4.1, each party will maintain the confidentiality of the existence and terms of transactions contemplated by this Agreement and the other Transaction Documents. The Company expressly acknowledges and agrees that (a) no Exchanging Creditor makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K described in Section 4.1 and (b) no Exchanging Creditor shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Form 8-K described in Section 4.1.
4.3Release.

(a)Subject to the occurrence and consummation of the Closing and effective on the Closing Date immediately upon giving effect to the Closing, without the need for further action by any party, the Company on its behalf and on behalf of each of its Related Parties (collectively, the “Company Releasing Parties”), hereby conclusively, absolutely, unconditionally, irrevocably, and forever waives, releases, absolves, acquits, and discharges any and all Claims which the Company Releasing Parties (or any of them) have, had, now have, or may hereafter have, on any ground whatsoever, including, without limitation, at common law, in equity, in tort, or under any contract, agreement, statute, rule, regulation, or order, against each Exchanging Creditor and its Related Parties (each, an “Exchanging Creditor Released Party” and collectively, the “Exchanging Creditor Released Parties”) arising out of acts, facts and circumstances occurring on or before the Closing, based on, related to, or in any manner arising from, in whole or in part, the Company, the Exchanged Notes, or any holdings of any Common Stock (collectively, the “Exchanging Creditor Released Claims”); provided, however, that the foregoing release shall not (i) be construed to prohibit a party from seeking to enforce the terms of, or be construed to release any duties, obligations, or liabilities of any of the Exchanging Creditor Released Parties under (but only to the extent such Released Party is a party to) the Transaction Documents; (ii) apply to any breaches of this Agreement by any of the Exchanging Creditor Released Parties; or (iii) apply to any Claim related to, or in any manner arising from, in whole or in part, any holder of Remaining Notes, the Remaining Notes or any indentures, security agreements, and other documents or agreements relating thereto as set forth in the Indenture for the Remaining Notes.
(b)Subject to the occurrence and consummation of the Closing and effective on the Closing Date immediately upon giving effect to the Closing, without the need for further action by any party, (i) Antara and (ii) each Exchanging Creditor on behalf of itself and each of its Related Parties (each such Person described in clause (i) or (ii), an “Exchanging Creditor Releasing Party” and collectively, the “Exchanging Creditor Releasing Parties”), hereby conclusively, absolutely, unconditionally, irrevocably, and forever waives, releases, absolves, acquits, and discharges any and all Claims which the Exchanging Creditor Releasing Parties (or any of them) have, had, now have, or may hereafter have, on any ground whatsoever, including, without limitation, at common law, in equity, in tort, or under any contract, agreement, statute, rule, regulation, or order, against the Company, its Subsidiaries and their Related Parties (collectively, the “Company Released Parties”) arising out of acts, facts and circumstances occurring on or before the Closing, based on, related to, or in any manner arising from, in whole or in part, the Company, the Exchanged Notes or any holdings of any Common Stock (collectively, the “Company Released Claims”); provided, however, that the foregoing release shall not (i) be construed to prohibit a party from seeking to enforce the terms of, or be construed to release any duties, obligations, or liabilities of any of the Company Released Parties under (but only to the extent such Released Party is a party to) the Transaction Documents; or (ii) apply to any breaches of this Agreement by any of the Company Released Parties.
(c)Each Releasing Party expressly acknowledges and agrees, to the fullest extent permitted by law and after having been advised by their legal counsel with respect thereto, that the Releasing Parties have expressly waived and relinquished (i) any and all Claims that any Releasing Party does not know or suspect to exist in its favor at the time of executing this Agreement and that, if known by it, would have materially affected its decision with respect to entry into this Agreement (collectively, “Unknown Claims”) that constitute Released Claims and (ii) any and all provisions, rights, and benefits conferred by or under Cal. Civ. Code § 1542 or any Law of the United States or any state or territory of the United States (including, without limitation, New York), or any statute, rule, regulation, or principle of public policy or common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
(d)Each Releasing Party hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Released Claim, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Released Party, based upon any Released Claim.
(e)Each Releasing Party represents and warrants that it has the full power and authority to release the Released Claims released by such Releasing Party under this Section 4.3, as applicable, and that no such Released Claim, as applicable, have been sold, assigned, conveyed, pledged, encumbered or otherwise transferred by it.
(f)Each Company Released Party and each Exchanging Creditor Released Party is hereby made an express third-party beneficiary to this Section 4.3 and shall be entitled to the rights and benefits provided in the same and may enforce the same as if a party hereto.
4.4Reimbursement of Exchanging Creditors. The Company agrees to reimburse Antara and the Exchanging Creditors, upon presentation of a summary statement, for all reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented fees and expenses of counsel to Antara and the Exchanging Creditors) incurred in connection with the Exchange and the preparation, negotiation and enforcement of the Transaction Documents; provided that, notwithstanding anything to the contrary contained herein or in any of the Transaction Documents, the aggregate amount of such reimbursable costs and expenses incurred on or prior to the Closing Date shall not exceed $250,000 in the aggregate for Antara and all Exchanging Creditors, taken as a whole. The foregoing provisions of this Section 4.4 shall be superseded, to the extent covered thereby, by the applicable expense reimbursement provisions contained in the other Transaction Documents upon execution thereof and shall have no further force or effect thereafter.
Article V.
MISCELLANEOUS
5.1No Recourse. Notwithstanding anything to the contrary contained in this Agreement, each of the Exchanging Creditors and the Company acknowledge and agree (each on behalf of itself and its Affiliates and Related Parties) that, with respect to the obligations of the Company and such Exchanging Creditor hereunder and under the other Transaction Documents, (i) this Agreement and the other Transaction Documents may only be enforced against, and any Claims that may be based upon, arise out of or relate to this Agreement and the other Transaction Documents or the negotiation, execution or performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby or any breach or violation of this Agreement or the other Transaction Documents, or the failure of any of the transactions contemplated hereunder or thereunder, may only be made against the Company or any Exchanging Creditor, as applicable, and (ii) no recourse shall be sought or had against and no liability shall incur against any former or current or future direct or indirect affiliate, director, officer, employee, representative or advisor of the Company or any Exchanging Creditor (each, a “Non-Recourse Party”), as applicable, for any claim based on, arising out of, in respect of, or by reason of, any duties or obligations of the Company or any Exchanging Creditor, as applicable, hereunder or relating to the transactions contemplated hereby, whether by enforcement of any judgment, fine or penalty, by any legal or equitable action, suit or proceeding, in tort, by virtue of any applicable Law or otherwise. Each Non-Recourse Party is hereby made an express third-party beneficiary to this Section 5.1 and shall be entitled to the rights and benefits provided in the same and may enforce the same as if a party hereto.
5.2Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
5.3Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email at the email address set forth below at or prior to 5:30 p.m. (Pacific time) on a Business Day (provided no automated “bounce-back” message is received), (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email at the email address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Pacific time) on any Business Day (provided no automated “bounce-back” message is received), (c) the first (1st) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications is as follows:
If to the Company:
240 East Hacienda Avenue
Campbell, CA 95008
Attention: Mansi Khetani and Eric Batill
Email: ***
With a copy to (which shall not constitute notice):
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, CA 94104
Attention: Sharon Flanagan, Carlton Fleming and Nicholas Schwartz
Email: ***

If to the Exchanging Creditors:
To Antara:
c/o Antara Capital LP
85 Broad St, Floor 17, Suite 064
New York, NY 10004
Attention: Himanshu Gulati
Email: ***
To Pinehurst Partners, L.P., Corbin Opportunity Fund, L.P., Corbin ERISA Opportunity Fund, Ltd.:
c/o Corbin Capital Partners, L.P.
575 Madison Avenue, 21st Floor
New York, NY 10022
Attention: General Counsel
Email: ***
To The Carilion Clinic:
213 S. Jefferson St, Suite 807
Roanoke VA 24011
Attention: C.J. Carter & Fred Greear
Email: ***
To Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
Attention: Henry Yeh
Email: ***
With a copy to (which shall not constitute notice):
Milbank LLP
2029 Century Park East, 33rd Floor
Los Angeles, CA 90067
Attention: Casey Fleck
Email: ***
5.4Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Exchanging Creditors or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
5.5Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

5.6Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Exchanging Creditors. Any Exchanging Creditor may assign any or all of its rights under this Agreement to any Person to whom such Exchanging Creditor assigns or transfers any Warrants, Warrant Shares and/or interests under the New Credit Agreement, in each case in accordance with the terms thereof, provided that such transferee agrees in writing to be bound, with respect to the transferred Warrants, Warrant Shares and/or interests under the New Credit Agreement, by the provisions of the applicable Transaction Documents that apply to such Exchanging Creditor in its capacity as a holder or lender thereunder, as applicable; and provided, further, that no such assignment shall relieve such Exchanging Creditor of its obligations hereunder.
5.7No Third-Party Beneficiaries. This Agreement is intended solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise expressly set forth in Sections 4.4, 5.1, 5.4 and this Section 5.7.
5.8Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of Law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.
5.9Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Exchanging Creditors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.
5.10Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, or by electronic signature such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page or electronic signature were an original thereof.
5.11Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any of such that may be hereafter declared invalid, illegal, void, or unenforceable.
5.12Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Exchanging Creditors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Proceeding for specific performance of any such obligation the defense that a remedy at Law would be adequate.
5.13Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.
5.14WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.
5.15Further Assurances. Each party shall take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to carry out the intent and purposes of this Agreement and the other Transaction Documents.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHARGEPOINT, INC., a Delaware corporation By: /s/ Rick Wilmer Name: Rick Wilmer Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGES FOR ANTARA CAPITAL AND EXCHANGING CREDITORS FOLLOW]

[Signature Page to Exchange Agreement]

Corbin Opportunity Fund, L.P. By: Corbin Capital Partners, L.P., its Investment Manager By: /s/ Daniel Friedman Name: Daniel Friedman Its: General Counsel

[Signature Page to Exchange Agreement]

Corbin ERISA Opportunity Fund, Ltd. By: Corbin Capital Partners, L.P., its Investment Manager By: /s/ Daniel Friedman Name: Daniel Friedman Its: General Counsel

[Signature Page to Exchange Agreement]

Pinehurst Partners, L.P. By: Corbin Capital Partners, L.P., its Investment Manager By: /s/ Daniel Friedman Name: Daniel Friedman Its: General Counsel

[Signature Page to Exchange Agreement]

Antara Capital Master Fund LP, By: /s/ Himanshu Gulati Name: Himanshu Gulati Its: Managing Member of its General Partner

[Signature Page to Exchange Agreement]

Citigroup Global Markets Inc. By: /s/ Henry Yeh Name: Henry Yeh Its: Managing Director

[Signature Page to Exchange Agreement]

The Carilion Clinic By: /s/ John Harrison LaPuasa Name: John Harrison LaPuasa Its: Assistant Treasurer

[Signature Page to Exchange Agreement]